BDC CAPITAL, INC.

2006 EMPLOYEE STOCK AND OPTION PLAN

I. PURPOSES

BDC CAPITAL, INC., a Minnesota corporation (the "Company") desires to afford certain of its directors, officers, key employees, certain non-employees (including consultants) and certain directors of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired (collectively referred to herein as "Employees") an opportunity to acquire a proprietary interest in the Company, and thus to create in such Employees an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

The Company seeks to retain the services of certain persons now serving as directors and key employees and consultants to secure the services of persons capable of filling such positions.

The stock and stock options ("Grant" or "Options") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any director. The services that shall be compensated for with such Options and Grants shall be bone fide services to be performed for the Company, which such services shall neither be in connection with a capital raising function for the Company nor in connection with making a market in the Common Stock.

The Options granted under the Plan are intended to be options that do not meet the requirements for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

II. AMOUNT OF STOCK SUBJECT TO THE PLAN

The total number of shares of common stock of the Company which may be issued pursuant to the exercise of Options or shares of common stock granted under the Plan shall not exceed, in the aggregate, 5,000,000 shares of the authorized common stock, $.001 par value per share, of the Company (the "Shares"), such number subject to adjustment as provided in Article XIII hereof. Shares that are the subject of Options shall be counted only once in determining whether the maximum number of Shares that may be issued under the Plan has been exceeded.

Shares acquired under the Plan may be either authorized but unissued Shares or Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options shall again become available for award under the Plan. If shares of Common Stock Granted or issued under the Plan are reacquired by the Company due to a forfeiture or for any other reason, such shares shall be cancelled and thereafter shall again be available for purposes of the Plan.

Except as provided in Article XVIII and subject to Article II, the Company may, from time to time, grant to certain officers, directors key employees, and certain non-employees, including consultants of the Company, or of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, Options or Grants under the terms hereinafter set forth.

As used in the Plan, the term "subsidiary corporation" and "parent corporation" shall mean, respectively, a corporation coming within the definition of such terms contained in Sections 424(f) and 424(e) of the Code.

III. ADMINISTRATION

The board of directors of the Company (the "Board") may designate from among its members a director grant and stock option committee (the "Committee"), to administer the Plan. The Committee shall consist of no fewer than two members of the Board. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee at any time may be filled by resolution adopted by the Board.

Subject to the express provisions of the Plan, the Board and the Committee shall have authority, in their discretion, to determine the Employees to whom Grants or Options shall be granted, the time when such Grants or Options shall be granted, the number of Shares which shall be subject to each Grant or Option, the purchase price or exercise price of each Grant or Option, the period(s) during which such Options shall become exercisable (whether in whole or in part) and the other terms and provisions thereof (which need not be identical).

Subject to the express provisions of the Plan, the Board and the Committee also shall have authority to construe the Plan and the Grant and Options granted thereunder, to amend the Plan and the Grant or Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Grants and Options (which need not be identical) granted thereunder and to make all other determinations necessary or advisable for administering the Plan. The Board and the Committee also shall have the authority to require, in its discretion, as a condition of the granting of any such Grant or Option, that the Employee agree (i) not to sell or otherwise dispose of Shares acquired pursuant to a Grant or the exercise of such Option for a period of six (6) months following the date of the acquisition of such Grant or Option and (ii) that in the event of termination of service of such Employee, other than as a result of removal without cause, such Employee will not, for a period to be fixed at the time of the grant of the Option or Grant, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such director or key employee will be called upon to utilize special knowledge obtained through service as an Employee of the Company or any subsidiary corporation or parent corporation thereof. In no event will an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act be entitled to sell or otherwise dispose of any Shares acquired pursuant to a Grant or exercise of any such Options for a period of six (6) months from the date of the acquisition of such Grant or Options.

The determination of the Board or Committee on matters referred to in this Article III shall be conclusive.

The Board or Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such legal counsel, consultant or agent. Expenses incurred in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award of Options granted hereunder.

IV. ELIGIBILITY

The Plan does not create a right in any Employee to participate in the Plan, nor does it create a right in any director Employee to have any Grants or Options granted to him or her.

V. OPTION PRICE AND PAYMENT

The price for each Share purchasable under any Option granted hereunder shall be such amount as the Committee shall deem appropriate. If the Committee elects not to set a specific price for the Option, then the price per share shall be determined as follows:

If the Shares are listed on a national securities quotation medium and exchange in the United States (which, for purposes of this Article V, shall be deemed to include any last sale reported over-the-counter market), on any date on which the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange or over-the-counter market on the date such Option is granted. If the Shares are listed on a national securities exchange or over-the-counter market in the United States on such date, but the Shares are not traded on such date, or such national securities exchange or over-the-counter market is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange or over-the-counter market shall have been open for business and the Shares shall have been traded.

If a public market exists for the Shares on any date on which the fair market value per Share is to be determined but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares on such date. If there are no bid and asked quotations for the Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares on the closest date preceding such date for which such quotations are available.

For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash or by certified check; provided, however, that in lieu of cash, the holder of an Option may, if and to the extent the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the exercise price applicable to that portion of the Option being exercised by the delivery of such Shares or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine, at the time of grant, in its sole discretion; provided, however, that the principal amount of such note shall not exceed eighty percent (80%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

VI. TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

Any Option shall be exercisable at such times, in such amounts and during such period or periods as the Board or Committee shall determine at the date of the grant of such Option.

Subject to the provisions of Article XIX, the Board or Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

In no event shall an Option granted hereunder be exercised for a fraction of a Share.

VII. EXERCISE OF OPTIONS

Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XIV, XVI, and XVII, the Company shall cause certificates for the Shares so purchased to be delivered to the optionee at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

VIII. NON-TRANSFERABILITY OF OPTIONS

An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the law of descent and distribution, and any Option granted hereunder shall be exercisable during the lifetime of the holder only by such holder. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

IX. GRANTS OF SHARES.

Grant of Grants.

Subject to the provisions of the Plan, the Directors shall have full and complete authority, in their discretion, but subject to the express provisions of this Plan, to (i) grant Grants pursuant to the Plan; (ii) determine the number of shares of Common Stock subject to each Grant ("Grant Shares"); (iii) determine the terms and conditions (which need not be identical) of each Grant, including the consideration to be paid by the Employee for such Common Stock; (iv) establish and modify performance criteria for Grants; and (v) make all of the determinations necessary or advisable with respect to Grants under the Plan. Each Grant under the Plan shall consist of a grant of shares of Common Stock.

Incentive Agreements.

Each Grant granted under the Plan shall be evidenced by a written agreement ("Agreement") in a form approved by management and executed by the Company and the Employee to whom the Grant is granted. Each Agreement shall be subject to the terms and conditions of the Plan and other such terms and conditions as management may specify.

Waiver of Restrictions.

The Directors may modify or amend any Grant under the Plan or waive any restrictions or conditions applicable to such Grants; provided, however, that the Directors may not undertake any such modifications, amendments or waivers if the effect thereof materially increases the benefits to any Employee, or adversely affects the rights of any Employee without his or her consent.

Terms and Conditions of Grants.

Upon receipt of a Grant of shares of Common Stock under the Plan, an Employee shall be the holder of record of the shares and shall have all the rights of a shareholder with respect to such shares, subject to the terms and conditions of the Plan and the Grant.

X. USE OF PROCEEDS

The cash proceeds of the sale of Shares pursuant to the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

XI. TERMINATION OF EMPLOYMENT

Upon the cessation of such person's status as an Employee of the Company and all subsidiary corporations and parent corporations of the Company, a Grant or Option previously granted to the Employee, unless otherwise specified by the Board or Committee in the Grant or Option, to the extent not theretofore exercised, terminate and become null and void, provided that:

(a) if the Employee shall die while serving as an Employee of such corporation or during either the three (3) months or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such director or key employee was entitled to exercise an Option as herein provided, the legal representative of such director, or such person who acquired such Option by bequest or inheritance or by reason of the death of the Employee, may, not later than one (1) year from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board or Committee in such Option; and

(b) if the service of any Employee to whom such Option shall have been granted shall terminate by reason of the Employee's retirement (at such age or upon such conditions as shall be specified by the Board), disability (as described in Section 22(e)(3) of the Code) or removal other than for cause (as defined below), and while such Employee is entitled to exercise such Option as herein provided, such director or key employee shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board or Committee in such Option, at any time up to and including (i) three (3) months after the date of such termination of service in the case of termination by reason of retirement or removal other than for cause and (ii) one (1) year after the date of termination of service in the case of termination by reason of disability.

If an Employee voluntarily terminates his or her service, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Board or Committee in the Option, forthwith terminate with respect to any unexercised portion thereof.

If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Employee or former director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of death of any Employee or former director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

For the purposes of the Plan, the term "for cause" shall mean (i) with respect to an Employee who is party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of service thereunder, "for cause" or "cause" as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Board in its sole discretion, (a) the willful commission by an Employee of a criminal or other act that causes or probably will cause substantial economic damage to the Company or a subsidiary corporation or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company; (b) the commission by an Employee of an act of fraud in the performance of such director's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; or (c) the continuing willful failure of an Employee to perform the duties of such Employee to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the director's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Employee by the Board or the Committee. For purposes of the Plan, no act, or failure to act, on the director's part shall be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that the director's action or omission was in the best interest of the Company or a subsidiary corporation or parent corporation of the Company.

In the event of the complete liquidation or dissolution of a subsidiary corporation, or in the event that the Company ceases to own, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation, any unexercised Options theretofore granted to any person who served as an Employee of such subsidiary corporation will be deemed canceled unless such person serves on the Board or board of directors of any parent corporation or another subsidiary corporation after the occurrence of such event. In the event an Option is to be canceled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each Employee holding unexercised Options and such holder will have the right to exercise such Options in full (without regard to any limitation set forth or imposed pursuant to Article VI) during the 30 day period following notice of such cancellation.

Notwithstanding anything to the contrary contained in this Article XII, in no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.

XII. ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, the Board or Committee shall make such adjustment to each outstanding Option that it, in its sole discretion, deems appropriate. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board or Committee shall make any further adjustment as may be appropriate to the maximum number of Shares which may be acquired under the Plan pursuant to the grant of shares or exercise of Options, the maximum number of Shares which may be so acquired by one Employee and the number of Shares and prices per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board or Committee as to these matters shall be conclusive.

In the event of a "change in control" of the Company, all then outstanding Options shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company occurs if: (a) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (i) 50% or more of the combined voting power of the Company's then-outstanding securities; or (ii) 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by the Board; or (b) at any time a majority of the members of the Bard has been elected or designated by any Person; or (c) the Board shall approve a sale of all or substantially all of the assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

The Board or Committee, in its discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, cash in an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price per share of such Option.

XIII. RIGHT TO TERMINATE EMPLOYMENT

The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the service of any holder of Options and it shall not impose any obligation on the part of any holder of Options to remain in the service of the Company or of any subsidiary corporation or parent corporation thereof.

XIV. PURCHASE FOR INVESTMENT

Except for hereinafter provided, the Board or Committee may require an Employee, as a condition upon receipt of Grant or exercise of any Option granted hereunder, to execute and deliver to the Company (a) stock powers with respect to any Grant or Shares underlying a particular Option and required to be held by a custodian, and (b) a written statement, in form satisfactory to the Board or Committee in which the Employee represents and warrants that Shares are being acquired for such person's own account for investment only and not with a view to the resale or distribution thereof. The Employee shall, at the request of the Board or Committee, be required to represent and warrant in writing that any subsequent resale or distribution of Shares by the Employee shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Employee shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) re-offerings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being re-offered are registered under the Securities Act and a prospectus in respect thereof is current.

XV. ISSUE OF CERTIFICATES, LEGENDS, PAYMENT OF EXPENSES

Upon any exercise of an Option or Grant of shares which may be granted hereunder and, in the case of an Option, payment of the purchase price, a certificate or certificates for the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.

The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

The Company shall pay all issue or transfer taxes with respect to the issuance of transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

XVI. LISTING OF SHARES AND RELATED MATTERS

The Board or Committee may delay any award, issuance or delivery of Shares if it determines that listing, registration or qualification of Shares or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

XVII. AMENDMENT OF THE PLAN

The Board or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article XIII), (ii) reduce the exercise price of any Option granted hereunder below the price required by Article V, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan, Option without the consent of the holder of such Option.

XVIII. TERMINATION OR SUSPENSION OF THE PLAN

The Board may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board, shall terminate at the close of business five (5) years from the date the Plan is first adopted by the Board of Directors. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Board or Committee to construe and administer any Options granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

XIX. GOVERNING LAW

The Plan, such Grants or Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota from time to time obtaining.

XX. PARTIAL INVALIDITY

The invalidity or illegibility of any provision hereof shall not be deemed to affect the validity of any other provision.

XXI. EFFECTIVE DATE

The Plan shall become effective at 5:30 P.M., Pacific Daylight Time, on the Effective Date.